FOR IMMEDIATE RELEASE

INNOPHOS HOLDINGS, INC. APPOINTS HAN KIEFTENBELD
AS CHIEF FINANCIAL OFFICER

CRANBURY, New Jersey – (April 4, 2016) – Innophos Holdings, Inc. (NASDAQ: IPHS), today announced that its Board of Directors has appointed Han Kieftenbeld as Chief Financial Officer, effective April 1, 2016. Mark Feuerbach, the Company’s interim CFO, will resume his normal duties for the Company as Vice President, Investor Relations, Treasury, Financial Planning & Analysis.

Mr. Kieftenbeld brings with him 25 years of international business and leadership experience. He has successfully developed and implemented business and functional strategies, and driven operational change in both growth and turnaround businesses. Most recently, he served as Global Chief Financial Officer at AB Mauri in the U.K., a worldwide leader in developing, manufacturing and supplying functional bakery ingredients to a variety of end markets. While at AB Mauri, Mr. Kieftenbeld globally led Finance, IT, Procurement, Supply Chain and Strategic Projects. He drove the realignment of functional strategies, built and restructured teams and collaborated closely with the business delivering enhanced earnings and cash.

“We are very pleased to welcome Han to the Innophos team,” said Kim Ann Mink, Ph.D., the Company’s President and Chief Executive Officer. “Han is a proven financial leader with a track record of success who has both the depth and breadth of experience within the food ingredients and specialty chemicals industries as well as in a change environment. I am confident Han will be a driving force in our transformation as we execute on our three strategic pillars and deliver sustainable improvement in Innophos’ financial performance going forward.”

Prior to AB Mauri, Mr. Kieftenbeld held the position of Global Chief Procurement Officer at Ingredion Incorporated, where he was tasked with creating a post-merger global procurement roadmap. In this role, Mr. Kieftenbeld successfully delivered financial and non-financial benefits through establishing a global functional network, modern procurement systems, processes and practices, while protecting value and assuring continuity of supply via risk management and supplier performance management actions. Prior to that, Mr. Kieftenbeld gained experience as a Chief Financial Officer at Akzonobel N.V. from 2007-2010 and, before that, at ICI PLC from 1997-2007. Currently, Mr. Kieftenbeld serves as a non-executive advisor and board member at Themis Analytics, an international sales and marketing decision analytics solutions provider to the pharmaceutical industry.

“Innophos is well regarded as a market leader in the industry and I am thrilled to be joining the Company at this pivotal time in its journey,” Mr. Kieftenbeld said. “I look forward to working closely with senior management and the finance and accounting teams to execute the Company’s transformation and unlock the full potential of the business. I believe my past experience in working in similar capacities will prove valuable as we look to drive both growth and improved profitability across the business.”

About Innophos Holdings, Inc.

Innophos is a leading international producer of performance-critical and nutritional specialty ingredients, with applications in food, beverage, dietary supplements, pharmaceutical, oral care and industrial end markets. Innophos combines more than a century of experience in specialty phosphate manufacturing with a growing capability in a broad range of other specialty ingredients to supply a product range produced to stringent regulatory manufacturing standards and the quality demanded by customers worldwide. Innophos is continually developing new and innovative specialty ingredients addressing specific customer applications and supports these high-value products with industry-leading technical service. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations in Nashville, TN; Chicago Heights, IL; Chicago (Waterway), IL; Geismar, LA; Ogden, UT; North Salt Lake, UT; Paterson, NJ; Green Pond, SC; Port Maitland, ON (Canada); Taicang (China); Coatzacoalcos, Veracruz and San Jose de Iturbide (Mission Hills), Guanajuato (Mexico). For more information please visit www.innophos.com. 'IPHS-G'

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of Innophos' products and services in the marketplace; competitive factors; technological changes; Innophos' dependence upon suppliers; and other risks. For any of these factors, Innophos claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

Contact Information

Innophos Holdings, Inc.
(609) 366-1299
investor.relations@innophos.com